Exhibit 99.2

JMP Group Announces Self-Tender Offer

SAN FRANCISCO--(BUSINESS WIRE)--February 19, 2020--JMP Group LLC (NYSE: JMP), an investment banking and alternative asset management firm, today announced its plan to launch a tender offer to purchase up to 3,000,000 shares representing limited liability company interests in JMP Group (the “Shares”) at a purchase price per Share of $3.25. On February 18, 2020, the closing price of the Shares was $3.03 per Share. The offer to purchase the Shares is expected to commence on Monday, February 24, 2020, and is expected to expire at 11:59 p.m. New York City time on Friday, March 20, 2020, unless extended. The offer will not be conditioned on any minimum number of Shares being tendered.

If the tender offer is fully subscribed, JMP Group will have purchased approximately 15.4% percent of its outstanding Shares as of December 31, 2019.

While JMP Group’s board of directors has authorized the company to make the tender offer, neither JMP Group nor its board of directors makes any recommendation to any shareholder as to whether to tender or refrain from tendering any Shares. JMP Group has not authorized any person to make any such recommendation. Shareholders must decide whether to tender their Shares and, if so, how many Shares to tender. In doing so, shareholders should carefully evaluate all of the information in the tender offer documents, when available, before making any decision with respect to the tender offer and should consult their own broker or other financial and tax advisors.

The company has retained JMP Securities LLC as the dealer manager for the tender offer and D.F. King & Co., Inc. as the information agent.

Copies of the Offer to Purchase and the Letter of Transmittal are being mailed to holders of the Shares. Additional copies of the Offer to Purchase, the Letter of Transmittal, or the Notice of Guaranteed Delivery may be obtained at JMP Group’s expense from the information agent, D.F. King & Co., Inc. at 48 Wall Street, 22nd Floor, New York, New York 10005. Banks and brokerage firms should call (212) 269-5550; all others should call (800) 622-1569 (toll-free).

Questions regarding the tender offer should be directed to D.F. King & Co., Inc. by telephone at (800) 622-1569 (toll-free) or by email at jmp@dfking.com.

Certain Information Regarding the Tender Offer

The tender offer described in this press release has not yet commenced. The information in this press release describing JMP Group’s tender offer is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell Shares in the tender offer. On the commencement date of the tender offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related materials, will be filed with the United States Securities and Exchange Commission (the “SEC”) by JMP Group. The tender offer will only be made pursuant to the offer to purchase, the letter of transmittal and related materials filed as a part of the Schedule TO. Shareholders should read the offer to purchase and the related materials carefully, because they contain important information, including the various terms and conditions of the tender offer. Once the tender offer is commenced, shareholders will be able to obtain a free copy of the Schedule TO, the offer to purchase and other documents that JMP Group will be filing with the SEC from the SEC’s website at www.sec.gov. Shareholders may also obtain a copy of these documents, without charge, from D.F. King & Co., Inc., the information agent for the tender offer, by calling (800) 622-1569 (toll-free). Shareholders are urged to carefully read these materials prior to making any decision with respect to the tender offer. Shareholders and investors who have questions or need assistance may contact D.F. King & Co., Inc., the information agent for the tender offer, by telephone at (800) 622-1569 (toll-free) or by email at jmp@dfking.com.

Cautionary Note Regarding Forward-Looking Statements

JMP Group has made statements in this press release that are forward-looking statements, including the expected timing, size or other terms of the tender offer and the company’s ability to complete the tender offer. In some cases, you can identify these statements by forward-looking words such as “may”, “will”, “expect”, “plan”, or “believe”, the negative of these terms, and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about JMP Group, may include projections of the company’s future financial performance, based on its growth strategies and anticipated trends in its business. These statements are only predictions based on JMP Group’s current expectations and projections about future events. There are important factors that could cause the company’s actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks outlined under “Risk Factors” in JMP Group’s 2018 Annual Report on Form 10-K and should carefully review the other reports filed by the company with the SEC from time to time, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. JMP Group is under no duty to, and it does not undertake any obligation to, update or review any of these forward-looking statements after the date of this press release.

About JMP Group

JMP Group LLC is a diversified capital markets firm that provides investment banking, equity research, and sales and trading services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group conducts its investment banking and research, sales and trading activities through JMP Securities; its hedge fund, venture capital and private capital activities through Harvest Capital Strategies and JMP Asset Management; and the management of Harvest Capital Credit Corporation (NASDAQ: HCAP), a business development company, through HCAP Advisors. For more information, visit www.jmpg.com.

Contacts

Investor Relations Contact
JMP Group LLC

Andrew Palmer
(415) 835-8978
apalmer@jmpg.com

Media Relations Contacts
Dukas Linden Public Relations, Inc.

Zach Leibowitz
(646) 722-6528
zach@dlpr.com

Michael Falco
(646) 808-3611
michael@dlpr.com